SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ROCKY BRANDS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROCKY BRANDS, INC.
39 East Canal Street
Nelsonville, Ohio 45764

April 20, 2009

Dear Shareholder:

I am pleased to invite you to the Annual Meeting of Shareholders of Rocky Brands, Inc. to be held on Monday, May 18, 2009, at 3:00 p.m., at Stuarts Opera House, located at 34 Public Square, Nelsonville, Ohio.  Parking is available in Nelsonville at Rocky Brands, Inc., at 39 East Canal Street.  We look forward to meeting all of our shareholders who are able to attend.

At the annual meeting, you will be asked to (i) elect Mike Brooks, Glenn E. Corlett, Harley E. Rouda, Jr., and James L. Stewart for two-year terms as Class I Directors, (ii) ratify the selection of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and (iii) transact any other business which may properly come before the meeting or any adjournment thereof.  A copy of the proxy statement and the proxy card are enclosed.

It is very important that your shares are represented and voted at the meeting whether or not you plan to attend.  Accordingly, please sign, date, and return your proxy card in the enclosed envelope at your earliest convenience.  If you are a shareholder of record and attend the meeting, you may vote in person if you wish, and your proxy will not be used.

Your interest and participation in the affairs of the Company are greatly appreciated.  Thank you for your continued support.

Sincerely,

Mike Brooks
Chairman and Chief Executive Officer

ROCKY BRANDS, INC.
39 East Canal Street
Nelsonville, Ohio 45764

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 20, 2009
To Our Shareholders:

The Annual Meeting of Shareholders of Rocky Brands, Inc. will be held at Stuarts Opera House, located at 34 Public Square, Nelsonville, Ohio, on Monday, May 18, 2009, at 3:00 p.m. local time, for the following purposes:

(1)	To elect four Class I Directors of the Company, each to serve for a two-year term expiring at the 2011 Annual Meeting of Shareholders.

(2)	To ratify the selection of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

(3)	To transact any other business which may properly come before the meeting or any adjournment thereof.

Owners of record of common stock of the Company at the close of business on April 7, 2009, will be entitled to vote at the meeting.

You will be most welcome at the meeting, and we hope you can attend.  Shareholders may obtain directions to the annual meeting by visiting the Company’s website: www.rockybrands.com.  Directors and officers of the Company and representatives of its independent registered public accounting firm will be present to answer your questions and to discuss its business.

We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes.  If you attend the meeting, you may vote in person, and your proxy will not be used.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 18, 2009:  The proxy statement and annual report to security holders are available at www.edocumentview.com/RCKY.

By Order of the Board of Directors,

Curtis A. Loveland
Secretary

PLEASE SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

Rocky Brands, Inc.
39 East Canal Street
Nelsonville, Ohio 45764

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 18, 2009

This proxy statement is furnished to the shareholders of Rocky Brands, Inc. (throughout the proxy statement the terms “Company,” “we” and “our” refer to Rocky Brands, Inc.) in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on May 18, 2009, and at any adjournment thereof.  The enclosed proxy is solicited by the Board of Directors of the Company.  We began mailing this proxy statement to the Company’s shareholders on approximately April 20, 2009.

The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock.  Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.

All shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by the Company before the meeting or, in the absence of specific instructions to the contrary, will be voted in accordance with the unanimous recommendations of the board of directors, which are:

•	FOR the election of Mike Brooks, Glenn E. Corlett, Harley E. Rouda, Jr., and James L. Stewart as Class I Directors of the Company;

•	FOR the ratification of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

•	at the discretion of the persons acting under the proxy, to transact such other business as may properly come before the meeting or any adjournment thereof.

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing a written notice with the Secretary of the Company prior to the meeting.  Shareholders of record who attend the meeting may vote in person, and their proxies will not be used.

Holders of record of common stock of the Company at the close of business on April 7, 2009, will be entitled to vote at the annual meeting.  At that time, the Company had 5,547,215 shares of common stock outstanding and entitled to vote.  Each share of common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the annual meeting.

The presence, in person or by proxy, of a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum for the transaction of business at the annual meeting.  Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.  Broker non-votes occur when brokers, who hold their customers’ shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others.  Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters, which includes the election of directors.

The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of common stock at a meeting at which a quorum is present.  Proxies that are marked “Withhold Authority” and broker non-votes will not be counted toward such nominee’s achievement of a plurality and thus will have no effect. The ratification of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the common stock present and entitled to vote on the matter.  Broker non-votes will not be counted as being in favor or against the ratification of Schneider Downs & Co., Inc., while abstentions will be counted and will have the effect of a vote against the ratification of Schneider Downs & Co., Inc.

Election of Directors

The Company’s Code of Regulations provides for a classified board of directors with two classes.  Each class of directors consists, as nearly as practical, of one-half of the total number of directors.  The total number of authorized directors has been fixed by the Board of Directors at eight.  The Board of Directors proposes the re-election of the four incumbent Class I Directors to continue their service as Class I Directors at the 2009 Annual Meeting of Shareholders.  The four incumbent Class II Directors will continue in office until the 2010 Annual Meeting of Shareholders.

Mike Brooks, Glenn E. Corlett, Harley E. Rouda, Jr., and James L. Stewart are currently Class I Directors of the Company and are being nominated by the Board of Directors for re-election as Class I Directors.

It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Brooks, Corlett, Rouda, and Stewart as Class I Directors.  In the event that any of the nominees for director should become unavailable, the number of directors of the Company may be decreased pursuant to the Company’s Code of Regulations, or the Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for such substitute nominee.

The Board of Directors recommends that the shareholders vote FOR the election of each of the nominees for Director.

The following table sets forth for each nominee and each continuing director of the Company, such person’s name, age, the year in which he became a director of the Company, and his position with the Company and the Company’s subsidiaries, Five Star Enterprises Ltd. (“Five Star”); Lifestyle Footwear, Inc. (“Lifestyle”); Rocky Canada, Inc. (“Rocky Canada”); Rocky Brands Wholesale LLC (“Wholesale”), and Lehigh Outfitters, LLC, formerly known as Rocky Brands Retail LLC (“Lehigh”) (collectively, the “Subsidiaries”).

Class I Directors
(Nominees - Terms To Expire in 2011)

Name	Age	Director Since	Position

Mike Brooks	62	1992	Director, Chairman and Chief Executive Officer of the Company and Subsidiaries

Glenn E. Corlett	65	2000	Director of the Company

Harley E. Rouda, Jr.	47	2003	Director of the Company

James L. Stewart	75	1996	Director of the Company

Class II Directors
(Terms Expire in 2010)

Name	Age	Director Since	Position

J. Patrick Campbell	60	2004	Director of the Company

Michael L. Finn	65	2004	Director of the Company

G. Courtney Haning	60	2004	Director of the Company

Curtis A. Loveland	62	1993	Director of the Company and Secretary of the Company and Subsidiaries

Mike Brooks has served as Chairman and Chief Executive Officer of the Company and its Subsidiaries since January 2005.  Prior to that he served as Chairman, President, and Chief Executive Officer of the Company from August 1991 to January 2005.  Mr. Brooks also has served Lifestyle as President since November 1988 and as Chairman and Chief Executive Officer since December 1992, and Five Star as President since March 1987, as Chairman since August 1991, and as Chief Executive Officer since December 1992.  Mr. Brooks is a pattern engineering and shoe design graduate of the Ars Sutoria in Milan, Italy.  After employment with U.S. Shoe Corporation and various tanning companies, Mr. Brooks returned to the family shoe business in Nelsonville, Ohio, in 1975, serving first as Manager of Product Development and a national salesman and then, in 1984, becoming President.  He has been a director of American Apparel and Footwear Association (formerly Footwear Industries of America) since April 1986 and currently serves on the Executive Board.

Glenn E. Corlett has been a professor of accounting of the College of Business at Ohio University, Athens, Ohio, since July 1997 and was Dean of the College from that date until he retired on June 30, 2007.  From 1993 to 1996, Mr. Corlett was Executive Vice President and Chief Operating Officer of N.W. Ayer & Partners, an international advertising agency, headquartered in New York, New York.  Mr. Corlett also served as Chief Financial Officer of N.W. Ayer & Partners from 1990 to 1995.  Prior to joining N.W. Ayer & Partners, Mr. Corlett had a long history with PricewaterhouseCoopers where he was partner-in-charge for mergers and acquisitions in New York from 1988 to 1990; tax partner-in-charge in Denver from 1984 to 1988 and in Cleveland from 1979 to 1984; and held partner and staff positions from 1971 to 1979.  Mr. Corlett also serves on the board of directors of Preformed Line Products Company, an international designer and manufacturer of products and systems employed in the construction and maintenance of overhead and underground networks for energy, communications and broadband network companies.

Harley E. Rouda, Jr. has served as Chief Executive Officer and General Counsel of Real Living, Inc., an independently-owned real estate brokerage and franchise firm headquartered in Columbus, Ohio, since February 2002.  He has also served as Chief Executive Officer and General Counsel of HER Realtors, a Columbus based real estate firm, since May 1999 and May 1997, respectively.  Prior to serving as Chief Executive Officer, Mr. Rouda served as President of HER Realtors from May 1996 until May 1999.

James L. Stewart has served as the proprietor of Rising Wolf Ranch, Inc., East Glacier, Montana, a summer resort and a winter rehabilitation center for teenage boys involved with drug abuse.  Mr. Stewart also consults for various retail and catalog companies.  Between 1984 and 1991, Mr. Stewart served as the President and Chief Executive Officer of Dunns Inc. and as the Vice President and General Manager of Gander Mountain Inc.  Before that time, he served Sears Roebuck & Co. for 28 years in various management capacities.

J. Patrick Campbell has served as a director and Chief Executive Officer of Universal Companies, Inc., a spa supply company, since February 2009.  From October 2008 until February 2009, he served as Interim President of Universal Companies, Inc.  From January 2006 until October 2008, Mr. Campbell served as President and Chief Operating Officer of Grantham Education Corporation.  Mr. Campbell also served on the board of directors of Grantham Education Corporation and its subsidiary, Grantham University, from January 2006 until October 2008.  Mr. Campbell was self-employed as a consultant to various corporations in the financial services industry from January 2001 to December 2005.  From January 2004 until February 2005, Mr. Campbell served as Chief of Technology and Operations for the American Stock Exchange.  From January 1997 until December 2001, Mr. Campbell held various executive positions at The Nasdaq Stock Market, including Chief Operating Officer of Nasdaq Inc. and Chairman, Nasdaq Investment Products.  Prior to joining Nasdaq, Mr. Campbell was employed by The Ohio Company, a privately held investment bank, from 1971 to 1996 as Senior Executive Vice President, and he was a member of the board of directors from 1991 to 1996.  Mr. Campbell serves on the board of directors and is chairman of the audit committee of Shearer’s Foods, Inc., a privately held company.

Michael L. Finn has served as President of Central Power Systems, a wholesale distributor of outdoor power equipment in Columbus, Ohio, since 1985, and President of Chesapeake Realty Co., a real estate development and management company in Columbus, Ohio, since 1970.  Mr. Finn has also served as Chairman of the Board of Directors of Power Source Canada, a Canadian corporation, since 2004, and as Chairman of the Board of Directors of Integrated Distributors Network, LLC, a Wisconsin corporation, since 2004, both of which market and distribute outdoor power equipment.

G. Courtney Haning has served as Chairman, President and Chief Executive Officer of Peoples National Bank, a community bank in New Lexington, Ohio, since January 1991.

Curtis A. Loveland has served as Secretary of the Company since October 1992, of Five Star and Lifestyle since December 1992, of Rocky Canada since July 2003, and of Wholesale and Lehigh since January 2005.  Mr. Loveland has been a practicing attorney for 36 years and has been a partner in the law firm of Porter Wright Morris & Arthur LLP, Columbus, Ohio since 1979.

Information Concerning the Board of Directors and Corporate Governance

The Board of Directors of the Company held a total of five meetings during 2008.  During 2008, each of the directors attended 75% or more of the total number of (i) meetings of the Board, and (ii) meetings of committees of the Board on which such director served.

Upon consideration of the criteria and requirements regarding director independence set forth in the Marketplace Rules of the NASDAQ Stock Market, the Board of Directors has determined that a majority of its members are independent.  Specifically, the Board has determined that each of Messrs. Campbell, Corlett, Finn, Haning, Loveland, Rouda, and Stewart, meet the standards of independence established by Marketplace Rule 4200(a)(15).

The Company has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.  The members of the Audit Committee are Messrs. Corlett (Chairman), Campbell, and Haning.  The Board of Directors has determined that each of Messrs. Corlett, Campbell, and Haning are independent as independence is defined in Marketplace Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and that the Audit Committee meets the composition requirements of Marketplace Rule 4350(d)(2).  The Board of Directors has determined that Mr. Corlett meets the requirements of an “audit committee financial expert” as set forth in Section 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”).

The Audit Committee met nine times during 2008.  The Audit Committee oversees and monitors management’s and the independent registered public accounting firm’s participation in the accounting and financial reporting processes and the audits of the financial statements of the Company.  The Audit Committee has the responsibility to appoint, compensate, retain and oversee the work of the independent registered public accounting firm and to consult with the independent registered public accounting firm on matters relating to the scope of the audit, any non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures, and the adequacy of the Company’s internal control procedures.  The Audit Committee is governed by an Amended and Restated Audit Committee Charter, which is posted on the Company’s website at www.rockybrands.com.  The Audit Committee Report relating to the 2008 fiscal year appears on pages 28 and 29.

The members of the Compensation Committee are Messrs. Rouda (Chairman), Stewart, and Finn.  The Board of Directors has determined that each of Messrs. Rouda, Stewart, and Finn are independent as independence is defined in Marketplace Rule 4200(a)(15).  The Compensation Committee is governed by an Amended and Restated Compensation Committee Charter, which is posted on the Company’s website at www.rockybrands.com.  The Compensation Committee met four times during 2008.  This Committee administers the 1995 Stock Option Plan and the 2004 Stock Incentive Plan and approves compensation for the Company’s executive officers.  The Compensation Committee report relating to the 2008 fiscal year appears on page 26.  For more information on the Compensation Committee, please refer to “Executive Compensation – Compensation Discussion and Analysis – The Compensation Committee,” beginning on page 10.

The members of the Nominating and Corporate Governance Committee are Messrs. Loveland (Chairman), Corlett, and Finn.  The Board of Directors has determined that each of Messrs. Loveland, Corlett, and Finn are independent as independence is defined in Marketplace Rule 4200(a)(15).  The Nominating and Corporate Governance Committee Charter is posted on the Company’s website at www.rockybrands.com.

The Nominating and Corporate Governance Committee met two times during fiscal 2008.  The Nominating and Corporate Governance Committee oversees the director nomination process and reviews related party transactions.  The Nominating and Corporate Governance Committee has the responsibility to identify and recommend individuals qualified to become directors.  When considering potential candidates, the Nominating and Corporate Governance Committee reviews the candidate’s character, judgment, and skills, including financial literacy, and experience in the context of the needs of the Board of Directors.  The Company generally does not pay any third parties to identify or evaluate, or assist in identifying or evaluating, potential nominees.

The Nominating and Corporate Governance Committee considers the recommendations of shareholders regarding potential director candidates.  In order for shareholder recommendations regarding possible director candidates to be considered by the Nominating and Corporate Governance Committee:

•
such recommendations must be provided to the Nominating and Corporate Governance Committee c/o Rocky Brands, Inc., 39 East Canal Street, Nelsonville, Ohio 45764, in writing at least 120 days prior to the date of the next scheduled annual meeting;

•	the nominating shareholder must meet the eligibility requirements to submit a valid shareholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and

•	the nominating shareholder must describe the qualifications, attributes, skills, or other qualities of the recommended director candidate.

The Nominating and Corporate Governance Committee also has the responsibility to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company and to administer and oversee the Company’s Code of Business Conduct and Ethics.

The Company’s Board of Directors welcomes communications from shareholders.  Shareholders may send communications to the Board of Directors, or to any director in particular, c/o Rocky Brands, Inc., 39 East Canal Street, Nelsonville, Ohio 45764.  Any correspondence addressed to the Board of Directors, or to any one of the Company’s directors in care of our offices is forwarded to the addressee without review by management.

It is the Company’s expectation that all members of the Board of Directors attend the Annual Meeting of Shareholders.  All but one of the members of the Company’s Board of Directors were present at the Company’s 2008 Annual Meeting of Shareholders.

Information Concerning Executive Officers

Executive Officers

In addition to Mike Brooks, the following individuals are executive officers of the Company:

David Sharp, 53, has served as President and Chief Operating Officer of the Company and its Subsidiaries since January 2005.  Prior to that, he served as Executive Vice President and Chief Operating Officer of the Company from March 2002 until January 2005.  He served as Senior Vice President – Sales and Operations from June 2001 until March 2002, as Vice President of Sales and Marketing from October 2000 until June 2001, and as Vice President of Manufacturing Operations and Marketing from June 2000 until October 2000.  Mr. Sharp served as Executive Vice President and Chief Operating Officer of Five Star and Lifestyle from August 2003 until January 2005 and of Rocky Canada from July 2003 until January 2005.  Prior to that time, he served as Senior Vice President – Sales and Operations of Five Star and Lifestyle from February 2002 until August 2003.  Prior to joining the Company, from September 1994 until October 1999, Mr. Sharp served in various capacities, including Vice President and General Manager of an operating division of H.H. Brown, Inc., a wholly owned subsidiary of Berkshire-Hathaway, Inc., engaged in the footwear business.  Mr. Sharp also held various senior sales and marketing positions at Acme Boot Co., Inc. and Converse, Inc. from June 1991 until September 1994.

James E. McDonald, 48, has served as Executive Vice President, Chief Financial Officer, and Treasurer of the Company and its Subsidiaries since January 2005.  Prior to that, he served as Vice President and Chief Financial Officer of the Company from June 2001, and as Treasurer from August 2003 until January 2005.  Mr. McDonald served as Vice President and Chief Financial Officer of Five Star and Lifestyle from February 2002 until January 2005 and of Rocky Canada from July 2003 until January 2005.  He served as Treasurer of Five Star and Lifestyle from August 2003 until January 2005 and Rocky Canada from July 2003 until January 2005.  Prior to joining the Company, from July 1996 until June 2001, Mr. McDonald served as Chief Financial Officer for two operating divisions of H.H. Brown, Inc., a wholly owned subsidiary of Berkshire-Hathaway, Inc., engaged in the footwear business.  Mr. McDonald also served as Controller of Wright’s Knitwear Corporation, a privately held manufacturer of apparel.

Officers are elected annually by the Board of Directors and serve at its discretion.  There are no family relationships among directors and executive officers of the Company.

Principal Holders of Voting Securities

Ownership of Common Stock by Principal Shareholders

The following table sets forth information relating to the beneficial ownership of common stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock:

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)		Percent of Class(2)
FMR LLC	500,022	(3)	9.1%
82 Devonshire Street
Boston, Massachusetts 02109

Dimensional Fund Advisors LP	437,741	(4)	8.0%
Palisades West, Building One
6300 Bee Cave Road
Austin, Texas 78746

Mike Brooks	382,832	(5)	6.9%
c/o Rocky Brands, Inc.
39 East Canal Street
Nelsonville, Ohio 45764

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

(2)
“Percent of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on March 31, 2009, plus the number of shares such person has the right to acquire within 60 days of March 31, 2009.

(3)
Based on information filed on Schedule 13G/A with the Securities and Exchange Commission on February 17, 2009 by FMR LLC (“FMR”) and Edward C. Johnson 3d.  Fidelity Management & Research Company, a wholly owned subsidiary of FMR, acts as an investment adviser to various investment companies under Section 203 of the Investment Advisers Act of 1940 and is beneficial owner of the shares reported.  Mr. Johnson, along with other members of the Johnson family, through their ownership of Class B voting common stock and the execution of a shareholders’ voting agreement, are deemed to be a controlling group under the Investment Company Act of 1940 with respect to FMR.

(4)
Based on information filed on Schedule 13G/A with the Securities and Exchange Commission on February 9, 2009.  Dimensional Fund Advisors LP (“Dimensional”) furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”).  In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds.

(5)	Includes 50,000 shares of common stock for Mike Brooks which could be acquired under stock options exercisable within 60 days of March 31, 2009.

Ownership of Common Stock by Management

The following table sets forth information regarding beneficial ownership of the Company’s common stock by each nominee for director, each director, each of the Company’s executive officers named in the Summary Compensation Table, and the directors and executive officers of the Company as a group as of March 31, 2008:

Name	Number of Shares Beneficially Owned(1)		Percent of Class(1)
Mike Brooks	382,832	(2)	6.9%
J. Patrick Campbell	39,226	(2)	*
Glenn E. Corlett	34,552	(2)	*
Michael L. Finn	29,503	(2)	*
G. Courtney Haning	28,503	(2)	*
Curtis A. Loveland	110,006	(2)	2.0%
James E. McDonald	66,550	(2)	1.2%
Harley E. Rouda, Jr.	28,682	(2)	*
David Sharp	64,781	(2)	1.2%
James L. Stewart	30,552	(2)	*
All directors and executive officers as a group (10 persons)	815,187	(2)	14.2%

*       indicates less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.  Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.  “Percent of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on March 31, 2009, plus the number of shares such person has the right to acquire within 60 days of March 31, 2009.

(2)
Includes 50,000 shares of common stock for Mr. Brooks, 10,000 shares of common stock for Mr. Campbell, 15,000 shares of common stock for Mr. Corlett, 10,000 shares of common stock for Mr. Finn, 10,000 shares of common stock for Mr. Haning, 15,000 shares of common stock for Mr. Loveland, 42,500 shares of common stock for Mr. McDonald, 15,000 shares of common stock for Mr. Rouda, 25,250 shares of common stock for Mr. Sharp, 15,000 shares of common stock for Mr. Stewart, and 207,750 shares of common stock for all directors and executive officers as a group, which could be acquired under stock options exercisable within 60 days of March 31, 2009.

Executive Compensation

The following information provides discussion, analysis and data tables regarding the compensation of our named executive officers (“NEOs”), who are those officers listed in our Summary Compensation Table on page 16.

Compensation Discussion and Analysis

We have prepared this Compensation Discussion and Analysis (“CD&A”) to provide you with our perspective on executive compensation so that you may understand our compensation policies and our decisions regarding compensation for our NEOs.  We recommend that you review the various executive compensation tables below in conjunction with this CD&A.  Unless otherwise noted, the policies, plans and other information in this CD&A apply to all of our NEOs.  Our CD&A covers the following topics:

•	the role of the Compensation Committee in setting executive compensation;

•	our compensation philosophy and its underlying principles – including the objectives of our executive compensation program and what it is designed to reward;

•	our process for setting executive compensation; and

•
the elements of our executive compensation program – including a discussion of why we choose to pay each element of compensation, how we determine the amount of such element, and how each element fits into our overall compensation objectives and “total compensation” for our NEOs.

The Compensation Committee

The Compensation Committee (referred to in this CD&A as the “Committee”) was appointed by our Board of Directors and is governed by a written charter that is available in the corporate governance section of our website, www.rockybrands.com.  The Committee members are Harley E. Rouda, Jr., Chairman, Michael L. Finn, and James L. Stewart.  Our Board of Directors has determined that each of the Committee members is independent under the standards of independence established by Marketplace Rule 4200(a)(15).  In addition, each of the Committee members is a “non-employee” director as defined by Rule 16b-3 under the Securities Exchange of 1934 and an “outside director” as defined by the Internal Revenue Code.

Pursuant to its charter, the Committee has the authority and responsibility to:

•
discharge the Board’s responsibilities relating to executive compensation, including the review and  approval of our executive compensation philosophy and policies and the application of such policies to the compensation of our executive officers;

•
review and approve on an annual basis the corporate goals and objectives with respect to the chief executive officer, evaluate the chief executive officer’s performance in light of such goals and objectives at least once a year, and, based on such evaluation, set the chief executive officer’s annual compensation, including salary, bonus, incentive and equity compensation;

•
review and approve on an annual basis the evaluation process and compensation structure for our  other executive officers and to evaluate and approve the annual compensation for such executive officers, including salary, bonus, incentive and equity compensation;

•	administer and review our compensation programs and plans, including, but not limited to, our incentive compensation, equity, and qualified and non-qualified benefit plans;

•	establish and periodically review policies for the administration of our executive compensation program;

•	approve employment arrangements with new executives;

•	review recommendations to create, amend or terminate certain compensation and benefit plans and to make a decision whether or not to approve of such recommendations; and

•	recommend to the Board the compensation arrangements with non-employee directors.

The Committee has the sole authority, to the extent it deems necessary or appropriate, to retain any compensation consultant to assist in the evaluation of executive compensation and has the sole authority to approve any such firm’s fees.  The Committee also has the authority to obtain the advice of and assistance from internal or external legal, accounting or other advisors, and may request any officer or employee of our Company, our outside counsel or independent registered public accounting firm to attend a meeting of the Committee or meet with any member of, or consultants to, the Committee.

The Committee meets as often as its members deem necessary to charge its duties and responsibilities and held four meetings during fiscal 2008.  Mr. Rouda works in conjunction with our Chief Executive Officer and Chief Financial Officer to establish the meeting agenda.  The Committee typically meets with the Chief Executive Officer, Chief Financial Officer and outside advisors and, where appropriate, other executive officers of our Company.  In addition, the Committee regularly meets in executive session without management. Generally, the Committee receives and reviews materials in advance of each meeting.  These materials include information that management believes will be helpful to the Committee as well as materials that the Committee has specifically requested.

Compensation Philosophy

The philosophy of the Committee is to make compensation decisions based on an executive compensation program that is designed to meet the following objectives:

•	to attract and retain qualified executives;

•	to reward current and past individual performance;

•	to provide short-term and long-term incentives for superior future performance;

•	to align compensation policies to further shareholder value; and

•	to relate total compensation to individual performance and performance of our Company.

The Committee believes that an executive compensation program designed with these objectives in mind has a direct impact on the success of the business by helping to ensure we have qualified executive talent in the right positions at the right time.  Our executive compensation program helps ensure that our leadership group is focused on performing effectively to deliver results and build long-term shareholder value.

Compensation Tax Philosophy

Internal Revenue Code Section 162(m) bars a deduction to any publicly held corporation for compensation paid to a “covered employee” in excess of $1 million per year unless objective performance criteria are set by the Committee prior to or within 90 days after the beginning of a performance period but in no event after 25% of the performance period has elapsed (or such earlier or later date as is permitted by Section 162(m)). Generally, we intend that compensation paid to NEOs shall be deductible to the fullest extent permitted by law. We may make payments that are not fully deductible if, in our judgment, such payments are necessary to achieve our compensation objectives and to protect shareholder interests.  None of the compensation for fiscal 2008 was non-deductible because none of the NEOs had compensation in excess of $1 million.

Compensation Committee Process for Determining Executive Compensation

A substantial amount of the Committee’s annual cycle of work relates to the determination of compensation for our executive officers, including our Chief Executive Officer.  Generally, during or prior to the first quarter of our fiscal year, the Committee makes determinations of base cash compensation, incentive compensation percentages for the year, and equity grants for executive officers, including our Chief Executive Officer.  For a discussion of each individual element of compensation and how it is specifically determined, refer to “Compensation Program Elements” below.

Although many compensation decisions are made near the beginning of the first quarter of the fiscal year, our compensation planning process is not a rigid yearly process with fixed beginning and end points.  Rather, compensation decisions are designed to promote our compensation philosophy and principles throughout the year.  The Committee believes that evaluation of executive performance, business and succession planning, and consideration of our business environment are year-round processes, and the Committee members monitor these as such.

Our Chief Executive Officer is not permitted to be present during deliberations or voting on his compensation.  During this process, the Committee reviews and approves any new corporate goals and objectives with respect to compensation for our Chief Executive Officer.  In light of the established goals and objectives, the Committee evaluates the performance of the Chief Executive Officer and, based upon these evaluations, sets the Chief Executive Officer’s compensation.  The Compensation Committee also reviews and approves on an annual basis the evaluation and compensation structure for the Company’s other executive officers, including approval of salary, bonus, incentive, and equity compensation.  Our Chief Executive Officer is present and provides input at the meetings and deliberations on the compensation of the Company’s other executive officers but is not permitted to be present at the vote.

Compensation Program Elements

In fiscal 2008, our NEOs received the following elements of compensation:

•	salary;

•	non-equity incentive compensation;

•	retirement benefits; and

•	health and welfare benefits.

The Committee carefully considered and chose each compensation program element as a critical component in a comprehensive “total compensation” package.  Each element is intended to reward and motivate executives in different ways consistent with our overall compensation principles and philosophy.  Each of the elements has a critical relationship with one another with each focusing on and rewarding different areas.  These elements are necessary for us to achieve our compensation program objectives.

(1)           Salary:

Salary is utilized to compensate our executive officers for services rendered during the fiscal year.  The Committee annually reviews and approves the compensation package of each NEO, including salary.  The Committee considers an individual’s qualifications and experience in setting an executive’s salary.  In determining salary increases, the Committee considers the size and responsibility of the individual’s position and the individual’s overall performance and future potential.  The Committee considers these factors subjectively in the aggregate.  Because the Committee believes that each of the factors is significant, the Committee does not assign a formula weight to any single factor in determining a salary increase.

Please refer to the “Salary” column in the Summary Compensation Table on page 16 for more information on each NEO’s salary for fiscal 2008.

(2)           Non-Equity Incentive Compensation:

Non-equity incentive compensation (“IC”) for our NEOs is determined under an annual incentive compensation plan (the “IC Plan”) that is designed and approved by the Committee.  Our IC Plan is designed to provide a competitive cash compensation program for recruiting and retaining executive talent and a short-term incentive and reward program that aligns pay with performance and motivates our executives to achieve results.  The IC Plan pays cash awards based upon the achievement of key corporate objectives.  In December 2007, the Committee designed and approved an IC Plan for the fiscal year ending December 31, 2008 (the “2008 Plan”).

When setting IC, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.  The Committee considers these factors subjectively in the aggregate.  IC is based on a percentage of base salary if Company performance goals are met.  Payment of IC is prorated based on the percentage of the performance level achieved, and the bonus amounts are interpolated between the performance levels.  The Committee establishes the financial performance goals under the IC Plan for the fiscal year.  These goals are generally determined near the beginning of the year and are based on an analysis of historical performance and growth expectations for our business, expectations of the public markets, and progress toward achieving our long-range strategic plan for the business.  The Committee determined that the performance criterion under the 2008 Plan was operating income, excluding (i) earnings from military sales, (ii) IC payable under the 2008 Plan, and (iii) gains or losses or charges or adjustments resulting form unusual, one-time events, such as intangible assets or goodwill impairment charges and charges or gains resulting from changes in accounting policies, as determined by the Committee (“Operating Income”).  The Committee approved the following threshold, target, and maximum payout opportunities based on specified levels of Operating Income:

	Payout Opportunities as a Percentage of Base Salary
	Threshold	Target	Maximum

Mike Brooks	0%	75%	175%
David Sharp	0%	60%	140%
James E. McDonald	0%	50%	115%

If Mr. Brooks became eligible to receive IC exceeding $10,000, he was permitted to choose to receive any portion of his IC in the form of restricted stock, which would vest immediately but would not be tradable in the public markets for one year (“Restricted Stock”).  If Messrs. Sharp and McDonald became eligible to receive IC exceeding $10,000 each, a minimum of 35% of such IC was to be paid in shares of Restricted Stock, and each of Messrs. Sharp and McDonald could choose to receive any additional portion of such IC in the form of Restricted Stock.

No payment was to be made for performance below the threshold level of Operating Income, and no payment was required for performance above the maximum amount.

However, in addition to the foregoing, assuming that the threshold amount of Operating Income was attained, 10% of any Operating Income attributable to military sales during fiscal 2008 was to go into a pool to be distributed to plan participants, including the four named executive officers, at the discretion of the Compensation Committee.  Also, to the extent that the amount of Operating Income associated with the maximum IC payout opportunities was exceeded for fiscal 2008, 10% of such excess Operating Income was to go into a pool to be distributed to plan participants, including the three named executive officers, at the discretion of the Compensation Committee.

None of the NEOs earned any IC for the 2008 fiscal year.

(3)            All Other Compensation:

The “All Other Compensation” column in our Summary Compensation Table on page 16 primarily consists of these items:

•	annual employer contributions into the retirement/401(k) plan; and

•	employer-paid premiums for life insurance.

(a)           Retirement and 401(k) Plan:

We sponsor a qualified retirement and 401(k) plan for eligible employees (the “Retirement Plan”).  The Retirement Plan allows NEOs to defer a portion of their total cash compensation (up to IRS limits) into this retirement account on a pre-tax basis.  Our NEOs do not receive a Company match on any money they defer into the Retirement Plan.  We make an annual contribution into the Retirement Plan for eligible employees, including NEOs, of three percent of applicable salary.

These annual employer contribution amounts to NEOs are included in the Summary Compensation Table’s “All Other Compensation” column on page 16 below.

(b)           Employer-Paid Premiums for Life Insurance:

We provide each of our NEOs with basic group term life insurance with a death benefit of $150,000. This is a relatively inexpensive benefit that we offer to our executives.  This element of compensation, though relatively small, provides one additional item to the overall compensation package which strengthens our ability to recruit and retain talented executives.

We also provide Messrs. Brooks, Sharp, and McDonald with individual term life insurance policies that have death benefits of $1,000,000, $500,000 and $500,000, respectively, to be paid to each individual’s beneficiary in the event of his death.

For specific premium amounts paid, please refer to the Summary Compensation Table’s “All Other Compensation” column and footnotes below on page 16.

(c)           Agreements with Mr. Brooks:

We have entered into a salary continuation agreement and an employment agreement with Mr. Brooks, our Chairman and Chief Executive Officer.  For a discussion of these agreements, please refer to “Agreements with Mr. Brooks and Potential Payments upon Termination or Change-in-Control” beginning on page 20 below.

(4)           Health and Welfare Benefits:

In addition to the compensation and benefits programs discussed in this proxy statement, we offer our employees, including our NEOs, a comprehensive benefits program.  This program is designed to provide the employees and their families with competitive coverage at competitive rates.  We strive to provide the employees with appropriate health benefits (medical, pharmacy, dental, and vision) to help protect the physical, mental, and financial health of our employees and their immediate families.

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during the Company’s last complete fiscal year to the Company’s named executive officers (“NEOs”) for the 2008 fiscal year.  For a discussion of the various elements of compensation provided in the table below, please refer to the discussion of our various compensation elements in our Compensation Discussion & Analysis under the heading “Compensation Program Elements” beginning on page 13 above.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2008

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)

Mike Brooks	2008	475,000	—	—	—	—	35,642	87,098	597,740
Chairman and	2007	475,000	—	—	—	—	53,767	117,525	646,292
Chief Executive	2006	475,000	—	—	21,302	—	70,283	95,805	662,390
Officer

David Sharp	2008	385,000	—	—	—	—	9,651	34,602	429,253
President and	2007	385,000	—	—	—	—	4,974	34,502	424,476
Chief Operating	2006	385,000	—	—	18,462	—	4,772	27,682	435,916
Officer

James E. McDonald	2008	280,000	—	—	—	—	9,405	34,846	324,251
Executive Vice	2007	280,000	—	—	—	—	3,429	35,147	318,576
President, Chief	2006	280,000	—	—	14,201	—	2,252	34,597	331,050
Financial Officer,
and Treasurer

(1)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.  For a discussion of the assumptions made in the valuation of the dollar amount recognized, please refer to Note 12 to the Company’s Consolidated Financial Statements, which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	Amounts shown reflect change in present value of the accrual for the Company’s Restated Retirement Plan for Non-Union Employees from 2005 to 2006, 2006 to 2007, and 2007 to 2008.

(3)	The amounts shown under “All Other Compensation” for Messrs. Brooks, Sharp and McDonald include the following payments:

2006: $87,644, $19,263 and $25,826, respectively, reflecting life insurance premiums paid by the Company and $8,161, $8,419 and $8,771, respectively, reflecting employer contributions to the 401(k) retirement plan.

2007: $109,015, $26,000, and $26,280, respectively, reflecting life insurance premiums paid by the Company and $8,510, $8,502 and $8,867, respectively, reflecting employer contributions to the 401(k) retirement plan.

2008: $78,587, $26,100, and $26,096, respectively, reflecting life insurance premiums paid by the Company and $8,510, $8,502, and $8,750, respectively, reflecting employer contributions to the 401(k) retirement plan.

Grants of Plan-Based Awards for Fiscal Year 2008

The following table provides certain information concerning each grant of an award made to the listed officers in the last completed fiscal year under any plan:

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL YEAR 2008

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Mike Brooks	n/a	0	356,250	831,250

David Sharp	n/a	0	231,000	539,000

James E. McDonald	n/a	0	140,000	322,000

Outstanding Equity Awards at Fiscal 2008 Year-End

The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards outstanding as of the end of the fiscal year:

OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END TABLE

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Mike Brooks	6,000	—	—	3.88	01/01/2009
	20,000	—	—	5.77	01/02/2010
	15,000	—	—	5.24	01/02/2011
	7,500	—	—	22.39	01/02/2012
	7,500	—	—	18.85	01/02/2012

David Sharp	5,000	—	—	3.88	01/01/2009
	2,500	—	—	5.77	01/02/2010
	9,750	—	—	5.24	01/02/2011
	6,500	—	—	22.39	01/02/2012
	6,500	—	—	18.85	01/02/2012

James E. McDonald	20,000	—	—	4.65	06/11/2009
	5,000	—	—	5.77	01/02/2010
	7,500	—	—	5.24	01/02/2011
	5,000	—	—	22.39	01/02/2012
	5,000	—	—	18.85	01/02/2012

(1)	Options become exercisable in four equal annual installments beginning on the first anniversary of the date of grant.

Option Exercises and Stock Vested for Fiscal Year 2008

The following table provides certain information concerning each exercise of stock options, and each vesting of stock, including restricted stock, during the last completed fiscal year:

OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL YEAR 2008

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mike Brooks	6,000	$630	(1)	—	—

David Sharp	2,500	$263	(1)	—	—

James E. McDonald	—	—		—	—

(1)
Value realized was calculated based on the number or shares underlying the exercised option multiplied by the difference between the closing market price of the underlying shares on the last business day prior to exercise and the exercise price of the option.

Retirement Plan

The Company’s Restated Retirement Plan for Non-Union Employees (the “Retirement Plan”) is a defined benefit pension plan which is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”).  Until December 31, 2005, all Rocky Brands, Inc. employees, including U.S. territorial employees, excluding leased employees and those employees covered by a collective bargaining agreement, were eligible to participate in the Retirement Plan if they were at least 21 years old and had worked at least 1,000 hours for the Company over a period of one year.  As of December 31, 2005, the Company froze the Retirement Plan for all non-U.S. territorial employees.

The Retirement Plan provides for the payment of a monthly retirement benefit commencing at age 65, subject to certain early and late retirement options.  The amount of the monthly benefit is determined pursuant to a formula contained in the Retirement Plan which takes the greater of 1.5% of the employee’s average monthly compensation, or $12.00, and multiplies it by the employee’s number of years of credited service up to a maximum of 35 years.  The average monthly compensation is determined for the three consecutive years which gives the participant the highest average.  Compensation for this purpose means wages that are subject to federal income tax withholding.

The following table provides certain information concerning the estimated value of retirement benefits under the Retirement Plan:

PENSION BENEFITS TABLE FOR FISCAL YEAR 2008

Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Mike Brooks	33.7	845,785	—

David Sharp	8.5	89,369	—

James E. McDonald	7.5	53,505	—

(1)	Amounts listed in this column were calculated as of December 31, 2008, using the 1994 Group Annuity Mortality Table.

Agreements with Mr. Brooks and Potential Payments Upon Termination or Change-In-Control

We have entered into both an employment agreement and a salary continuation agreement with Mr. Brooks.

Employment Agreement with Mr. Brooks

We entered into an employment agreement with Mr. Brooks, effective July 1, 1995.  Mr. Brooks’ employment agreement is “at will” and, therefore, does not have a stated term.  The agreement provides for a minimum annual base salary for Mr. Brooks that may be increased at the sole discretion of the Board of Directors, but may not be reduced once set.  The agreement also provides that Mr. Brooks may not compete with our Company during the term of the agreement and for one year following termination of the agreement.  The agreement requires our Company to compensate Mr. Brooks and provide him with certain benefits if his employment agreement is terminated.  The compensation and benefits payable to Mr. Brooks vary depending on whether his employment is terminated:

•	by our Company for “Cause” (as defined below);

•	by our Company without “Cause”; or

•	involuntarily due to death or disability.

In the event of a termination by our Company without “Cause,” Mr. Brooks would be entitled to receive (i) his earned but unpaid base salary through the termination date and (ii) his base salary for one year following the termination date (the “Severance Period”); provided, however, if Mr. Brooks accepts other employment during the Severance Period, the Company shall pay him his base salary until the first to occur of the expiration of the Severance Period or the expiration of three months after the date on which he accepts other employment.  In the event of a termination by the Company with “Cause,” Mr. Brooks would be entitled to receive his earned but unpaid base salary through the termination date.

For purposes of the agreement, “Cause” includes:

•	commission of an act of dishonesty, including, but not limited to, misappropriation of funds or any property of our Company;

•	engagement in activities or conduct clearly injurious to our Company’s reputation;

•	refusal to perform his assigned duties and responsibilities;

•	gross insubordination;

•	clear violation of any of the material terms and conditions of any agreement Mr. Brooks has with our Company; or

•	commission of a misdemeanor involving an act of moral turpitude or a felony.

If a “Change in Control” (as defined below) occurs and Mr. Brooks is terminated for other than “Cause,” or if Mr. Brooks terminates his employment upon making a good faith determination that, following the “Change in Control,” his employment status or responsibilities have been materially and adversely affected thereby, he would be entitled to:

•	the earned but unpaid portion of his base salary plus credit for any vacation accrued but not taken;

•	any earned but unpaid bonus, incentive compensation or any other benefit to which he is entitled under the agreement through the date of termination;

•
2.99 times his “Average Annual Compensation” (“Average Annual Compensation” means the average annual compensation includible in Mr. Brooks’ gross income for the period consisting of the most recent five taxable years ending before the date on which the “Change in Control” occurs); and

•
all benefit programs in which Mr. Brooks was entitled to participate prior to termination following a “Change in Control” until the earlier of (i) 24 months after termination following a “Change in Control” or (ii) his commencement of full-time employment with a new employer.

For purposes of his agreement, “Change in Control” includes the occurrence of any of the following:

•
a person acquiring the Company, or 50% or more of the Company’s assets or earning power, or combining with the Company, resulting in less than a majority of the outstanding voting shares of such person surviving such transaction being owned, immediately after the acquisition or combination, by the owners of the voting shares of the Company immediately prior to such acquisition or combination, unless the acquisition or combination is approved by the Board of Directors prior to such “Change in Control;” or

•
during any period of two consecutive years during the term of the agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

Potential Payments upon Termination or Change in Control Table

Potential payments upon termination and/or “Change in Control” under the agreement with Mr. Brooks are shown in the table below.  We have used estimates where it is not possible to give a precise dollar amount for the potential payments.  The estimates assume that the triggering event took place on December 31, 2008, the last day of the Company’s prior fiscal year.  In the table below, we have assumed that all accrued base salary has been paid as of the termination date.

POTENTIAL PAYMENTS TO MR. BROOKS UNDER EMPLOYMENT AGREEMENT

Executive Benefits and Payments Upon Termination	Termination by Company with Cause ($)	Termination by Company without Cause ($)		Termination upon Death or Disability ($)	Termination by Executive for any Reason ($)	Certain Terminations Involving a Change in Control ($)

Compensation:

Base Salary	—	475,000		—	—	—
Incentive Compensation Plan (accrued but unpaid)	—	—		—	—	—
Change in Control Payment	—	—		—	—	1,775,802	(2)

Benefits:

Automobile	—	—		—	—	10,538
Health	—	—		—	—	17,958
Life	—	—		—	—	1,026
Disability	—	—		—	—	2,320

Total value:	—	475,000	(1)	—	—	1,807,644

(1)	Payable over a period of 12 months following the termination date.

(2)	Payable in one lump sum within 30 days after termination of employment following a Change in Control.

Salary Continuation Agreement with Mr. Brooks

Mr. Brooks also entered into a salary continuation agreement with the Company effective as of May 1, 1984.  The agreement provides that certain benefits will be paid to Mr. Brooks or a designated beneficiary upon retirement, death, or termination of employment with the Company (or an affiliate).  Under the agreement, Mr. Brooks qualifies for the benefits after 15 years of service with the Company or a predecessor corporation.  If Mr. Brooks retires after age 65, Mr. Brooks or his beneficiary will receive monthly payments of $2,500 for a ten-year period commencing 90 days after retirement.  If Mr. Brooks dies before age 65, the beneficiary will receive a payment, annually for a ten-year period, of the greater of $17,250 or the amount Mr. Brooks would have received had he terminated his employment after age 65, reduced by an amount equal to 5/9ths of one percent times the number of months remaining before Mr. Brooks would have reached age 65.  If Mr. Brooks terminates his employment with the Company for any reason prior to age 65, Mr. Brooks will be entitled to receive the greater of the cash surrender value of a policy of insurance purchased by the Company on the life of Mr. Brooks or the amount Mr. Brooks would have received had he terminated his employment after age 65, reduced by an amount equal to 5/9ths of one percent times the number of months remaining before Mr. Brooks would have reached age 65.  Finally, the agreement provides that Mr. Brooks will not, during or after his employment with the Company, directly or indirectly, compete with the Company or disclose any confidential information relative to the business of the Company.  If Mr. Brooks breaches this or any other covenant under the agreement, no further payments are due or payable by the Company to Mr. Brooks or his beneficiary and the Company has no further liability under the agreement.

Potential payments upon termination under the salary continuation agreement with Mr. Brooks are shown in the table below.  The table assumes that the triggering event took place on December 31, 2008, the last day of the Company’s prior fiscal year.  In the table below, we have assumed that all accrued base salary has been paid as of the termination date.

POTENTIAL PAYMENTS TO MR. BROOKS UNDER
SALARY CONTINUATION AGREEMENT

	Termination by Executive(1)	Termination upon Death(1)

Payment to Mr. Brooks or his Beneficiary	$25,128	$25,128

(1)	Payable annually for ten years following the termination date.

Compensation of Directors for Fiscal Year 2008

During 2008, the Company compensated each non-employee director as follows:

•
an annual retainer of $50,000 for service on the Board of Directors, 35% of which is payable in restricted shares of the Company’s common stock issued on the first day of January each year, which shares shall be fully vested immediately but not tradable in the public markets for one year, and 65% of which is payable in cash quarterly;

•	an annual retainer of $8,000 for service as Chairman of the Audit Committee;

•	an annual retainer of $6,000 for service as Chairman of the Compensation Committee;

•	an annual retainer of $4,000 for service as Chairman of the Nominating and Corporate Governance Committee; and

•	reimbursement of reasonable out-of-pocket expenses incurred in connection with Board or committee meetings.

The table below shows the compensation earned by the Company’s non-employee directors during fiscal year 2008:

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Total ($)

J. Patrick Campbell(2)	32,500	17,500	50,000

Glenn E. Corlett(3)	40,500	17,500	58,000

Michael L. Finn(4)	32,500	17,500	50,000

G. Courtney Haning(5)	32,500	17,500	50,000

Curtis A. Loveland(6)	36,500	17,500	54,000

Harley E. Rouda, Jr.(7)	38,500	17,500	56,000

James L. Stewart(8)	32,500	17,500	50,000

(1)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R.  For a discussion of the assumptions made in the valuation of the dollar amount recognized, please refer to Note 12 to the Company’s Consolidated Financial Statements, which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	Mr. Campbell has vested options to purchase 10,000 shares of the Company’s common stock as of December 31, 2008.

(3)	Mr. Corlett has vested options to purchase 15,000 shares of the Company’s common stock as of December 31, 2008.

(4)	Mr. Finn has vested options to purchase 10,000 shares of the Company’s common stock as of December 31, 2008.

(5)	Mr. Haning has vested options to purchase 10,000 shares of the Company’s common stock as of December 31, 2008.

(6)	Mr. Loveland has vested options to purchase 15,000 shares of the Company’s common stock as of December 31, 2008.

(7)	Mr. Rouda has vested options to purchase 15,000 shares of the Company’s common stock as of December 31, 2008.

(8)	Mr. Stewart has vested options to purchase 15,000 shares of the Company’s common stock as of December 31, 2008.

Equity Compensation Plan Information

The table below sets forth additional information as of December 31, 2008, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to our shareholders for approval.  The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1)	435,801	$15.88	406,420
Equity compensation plans not approved by security holders	—	—	—

Total	435,801	$15.88	406,420

(1)	Equity compensation plans approved by shareholders include the 1992 Stock Option Plan, the Second Amended and Restated 1995 Stock Option Plan, and the 2004 Stock Incentive Plan.

Report of the Compensation Committee Of The Board Of Directors

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2008, and this proxy statement for filing with the Securities and Exchange Commission.

COMPENSATION COMMITTEE

Harley E. Rouda, Jr., Chairman
James L. Stewart
Michael L. Finn

Compensation Committee Interlocks and Insider Participation

During 2008, the members of the Compensation Committee were Messrs. Rouda (Chairman), Stewart, and Finn.  None of these members was an executive officer or employee of the Company or its subsidiaries during or prior to his service as a member of the Compensation Committee.

Transactions with Related Persons

Mr. Loveland, a director of the Company, is a partner in the law firm of Porter, Wright, Morris & Arthur LLP, which provides legal services to the Company.  During fiscal 2008, the Company paid aggregate fees of approximately $1,571,434 to that firm.

During 2008, the Company employed certain members of Mr. Brooks’ immediate family.  Jason Brooks, Mr. Brooks’ son, served as the Company’s Vice President of Sales, Work; Stuart Brooks, Mr. Brooks’ brother, served as the Company’s Vice President of Sales, Duty; and Mark Pitts, Mr. Brooks’ son-in-law, served as the Company’s Vice President of Sales, Key Accounts; and each received base salaries and bonuses of $166,039, $139,339, and $164,296, respectively, in 2008.  Additionally, Jay Brooks, Mr. Brooks’ brother, served as an independent contractor to the Company and was paid a total of $76,128 in 2008.

The Company believes that all terms of the transactions and existing arrangements set forth above are no less favorable to the Company than similar transactions and arrangements which might have been entered into with unrelated parties.

It is the written policy of the Company that the Nominating and Corporate Governance Committee will review the material facts of all Interested Transactions that require approval and either approve or disapprove of the entry into the Interested Transaction.  An Interested Transaction is any transaction, arrangement, relationship, or series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which:

•	the aggregate amount involved will or may be expected to exceed $100,000 in any fiscal year,
•	the Company is a participant, and
•	any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

A Related Party includes:

•
any person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director, or nominee for election as a director,

•	any person who is a greater than 5 percent beneficial owner of the Company’s common stock, or
•
any immediate family member of any of the foregoing, including a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone residing in such person’s home (other than a tenant or employee).

In determining whether to approve or ratify an Interested Transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction.  Certain types of Interested Transactions, such as compensation to directors and officers that are required to be reported in the Company’s proxy statement, have been deemed to be pre-approved.

Report of the Audit Committee Of The Board Of Directors

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

General.  In accordance with the Audit Committee Charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company.  During the 2008 fiscal year, the Audit Committee met nine times.

Review and Discussion with Independent Registered Public Accounting Firm.  In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from its independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding all relationships between it and the Company that might bear on its independence, discussed with the independent registered public accounting firm any relationships that may impact the independent registered public accounting firm’s objectivity and independence, and satisfied itself as to the independent registered public accounting firm’s independence.  The Audit Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls.  In addition, the Audit Committee reviewed and discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements.

Review with Management.  The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2008 with management.  Management has the responsibility for the preparation of the Company’s consolidated financial statements, and the Company’s independent registered public accounting firm has the responsibility for the examination of those statements.

Conclusion.  Based on the reviews and discussions with management and the Company’s independent registered public accounting firm noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 to be filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Glenn E. Corlett, Chairman
J. Patrick Campbell
G. Courtney Haning

Independent Registered Public Accounting Firm

Schneider Downs & Co., Inc. was appointed by the Audit Committee of the Board of Directors on August 1, 2007, and served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2007 and 2008.

On August 1, 2007, the Audit Committee of the Board of Directors dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. Deloitte’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2006, and December 31, 2005, did not contain any adverse opinion or disclaimer opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that the 2006 report included an explanatory paragraph relating to the Company’s adoption of Financial Accounting Standard No. 123R, Share-Based Payment, and Financial Accounting Standard No. 158, Employers’ Accounting for Defined Benefits Pension and Other Postretirement Plans.

During the Company’s fiscal years ended December 31, 2006, and December 31, 2005, and through August 1, 2007, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) which, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference thereto in its report on the Company’s consolidated financial statements for such years.

In addition, no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K) occurred during the Company’s fiscal years ended December 31, 2006, and December 31, 2005, or through August 1, 2007.

The Company requested and Deloitte furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether Deloitte agrees with the above statements.  A copy of Deloitte’s letter was filed as exhibit 16.1 to the Current Report on Form 8-K filed on August 6, 2007.

During the Company’s fiscal years ended December 31, 2006, and December 31, 2005, and through August 1, 2007, neither the Company nor anyone on its behalf consulted with Schneider Downs & Co., Inc. regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Ratification of Independent Registered Public Accounting Firm

The Board of Directors has appointed Schneider Downs & Co., Inc. as its independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009.  Although not required, the Board of Directors is submitting its selection to the shareholders of the Company for ratification.  The Board of Directors will reconsider the appointment of Schneider Downs & Co., Inc. if its selection is not ratified by the shareholders.

Representatives of Schneider Downs & Co., Inc. will be present at the meeting and will have an opportunity to make a statement if they desire to do so.  Such representatives will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that shareholders vote FOR ratification of its appointment of Schneider Downs & Co., Inc.

Fees Of The Independent Registered Public Accounting Firm

The following table shows the aggregate fees billed to the Company by Schneider Downs & Co., Inc., its independent registered public accounting firm, for services rendered during the fiscal year ended December 31, 2007 and 2008.

	Fiscal Year Ended

	December 31,	December 31,
	2008	2007

Audit Fees(1)	$656,000	$628,903
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees	—	—

(1)
Includes fees for the annual integrated audit of the consolidated financial statements, audits to meet statutory requirements and review of regulatory filings and internal control.  For the fiscal year ended December 31, 2007, includes fees for the annual integrated audit and third quarter review, and for the fiscal year ended December 31, 2008, includes fees for the annual integrated audit and quarterly reviews.

(2)	Includes fees related to accounting consultations and Section 404 advisory services.
(3)	Includes fees for services related to tax compliance and tax planning.

The Audit Committee has considered whether the provision of services other than those performed in connection with the “Audit Fees” above is compatible with maintaining the independent registered public accounting firm’s independence.

The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm or other registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, that are approved by the Audit Committee prior to completion of the audit.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and greater than 10% shareholders, to file reports of ownership and changes in ownership of the Company’s securities with the Securities and Exchange Commission.  Copies of the reports are required by SEC regulation to be furnished to the Company.  Based on its review of such reports and written representations from reporting persons, the Company believes that all filing requirements were complied with during fiscal 2008.

Proposals By Shareholders For 2010 Annual Meeting

Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Shareholders.  Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the proxy statement for action at the annual meeting.  Any proposal submitted by a shareholder for inclusion in the proxy statement for the Annual Meeting of Shareholders to be held in 2010 must be received by the Company (addressed to the attention of the Secretary) on or before December 21, 2009.  Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2009 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company after March 6, 2010.  To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio.

Other Matters

As of the date of this proxy statement, management knows of no other business that will come before the meeting.  Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to such matter in accordance with their best judgment.

The Company’s Annual Report to Shareholders for the fiscal year ending December 31, 2008, including financial statements, was furnished to shareholders concurrently with the mailing of this proxy material.

By Order of the Board of Directors,

Curtis A. Loveland
Secretary

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. TO ELECT Class I Directors

Nominee	For	Withhold
01 - Mike Brooks	☐	☐
02 - Glenn E. Corlett	☐	☐
03 - Harley E. Rouda, Jr.	☐	☐
04 - James L. Stewart	☐	☐

	For	Against	Abstain
2. TO RATIFY the selection of Schneider Downs & Co., Inc. as the Company's independent registered public accounting firm for the 2009 fiscal year.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Signature(s) shall agree with the name(s) printed on this proxy. If shares are registered in two names, both shareholders should sign this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 011RDB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

ROCKY BRANDS

Proxy — ROCKY BRANDS, INC.

39 East Canal Street, Nelsonville, Ohio 45764
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- May 18, 2009

The undersigned hereby appoints MIKE BROOKS, DAVID SHARP, and CURTIS A. LOVELAND, or any one of them acting alone, my attorneys and proxies, with full power of substitution to each, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held on May 18, 2009, 3:00 p.m., local time, at Stuarts Opera House, 34 Public Square, Nelsonville, Ohio 45764, and at any adjournment thereof, with all of the powers I would have if personally present, for the purposes stated on the reverse side.

The undersigned gives unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinion may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies, or substitutes, may lawfully do or cause to be done by virtue hereof. Any of the said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting shall have and may exercise all the powers of said attorneys and proxies hereunder.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PROXIES LISTED ON THE REVERSE SIDE WILL VOTE IN THEIR DISCRETION.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, dated April 20, 2009, the Proxy Statement and the Annual Report of the company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

Please sign and date this Proxy card on the reverse side and return it in the enclosed envelope.